Exhibit 99.1

NEWS RELEASE

ALLIANCE DATA SIGNS NEW MULTI-YEAR AGREEMENT WITH GROWING INDUSTRY
LEADER ACADEMY SPORTS + OUTDOORS FOR BRANDED CREDIT CARD AND
MARKETING SERVICES

•	Alliance Data's card services business selected to provide new private label credit card program and integrated marketing services to support Academy Sports + Outdoors' growth
•	Program designed to enhance brand loyalty and increase top-line sales through data-driven insights
•	Application process through innovative Frictionless Mobile Credit SM and Driver's License Instant Credit will create quick apply-and-buy experience for qualified customers

PLANO, Texas, September 18, 2018 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today announced its Columbus, Ohio‑based card services business, a premier provider of branded private label, co-brand and business card programs, has signed a new agreement to provide private label credit card services for Academy Sports + Outdoors, a growing sports, outdoor and recreation lifestyle retailer.

Academy Sports + Outdoors is dedicated to making it easier for everyone to enjoy more sports and outdoor activities. At Academy's more than 245 locations, customers can expect to find everyday low prices and a unique product assortment, including apparel, footwear, hunting, fishing and camping equipment, patio sets, and barbeque grills, along with sports and recreation products, from leading sports and outdoors brands. Academy Sports + Outdoors' recent growth demonstrates how customers have come to rely on the retailer for all of their outdoors and sports needs at the best value.

Alliance Data will help drive customer loyalty to the Academy brand by launching a private label credit card program informed by customer insights. Leveraging Alliance Data's digital and mobile expertise, the card program will feature a simple application process through Frictionless Mobile Credit. This innovative, patent-pending capability enables shoppers to apply for the Academy Sports + Outdoors Credit Card in a matter of seconds, anywhere in the store, through a text message and a few keystrokes. Shoppers who apply at the point of sale will also benefit from Alliance Data's Driver's License Instant Credit capability, which simplifies the application process through the scan of the shopper's driver's license. In addition, Alliance Data will implement a full suite of data-driven marketing services for the card program to drive brand loyalty and help grow Academy's top-line sales.

"We are proud to offer a new and improved credit card experience, and we believe the simplified application process and new features will allow Academy Sports + Outdoors to grow with the ever-changing needs of our customers," said Tom Lamb, chief marketing officer, Academy Sports + Outdoors. "Alliance Data has an impressive track record across retail sectors and is a true leader in the marketing and loyalty space. We look forward to leveraging their expertise to provide our customers with even more value each and every day."

Melisa Miller, president, Alliance Data's card services business, added, "We are so pleased to be partnering with Academy Sports + Outdoors. It is an exciting time for the brand as they continue to achieve impressive growth. We are committed to contributing to that growth by driving incremental top-line sales, and we look forward to partnering with a brand as committed as we are to building customer relationships, leveraging data-driven insights, and enhancing customer loyalty."

About Academy Sports + Outdoors
At Academy Sports + Outdoors, we make it easier for everyone to enjoy more sports and outdoor activities. At each of our 245+ locations, we carry a wide range of apparel, footwear, hunting, fishing and camping equipment, patio sets and barbeque grills, along with sports and recreation products, at everyday low prices. For all. For less. For more information about Academy Sports + Outdoors visit academy.com, facebook.com/academy, twitter.com/academy, pinterest.com/academy, youtube.com/academy and instagram.com/academy.

About Alliance Data's card services business
Based in Columbus, Ohio, Alliance Data's card services business develops market-leading private label, co-brand, and business credit card programs for many of the world's most recognizable brands. Through our branded credit programs, we help build more profitable relationships between our partners and their cardmembers, and drive lasting loyalty.

Using the industry's most comprehensive and predictive data set, advanced analytics, and broad-reaching capabilities, Alliance Data's card services business has been helping partners increase sales and provide greater value to their cardmembers since 1986. We are proud to be part of the Alliance Data enterprise (NYSE: ADS), an S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Plano, Texas. To learn more, visit KnowMoreSellMore.com, follow us on Twitter @Know_SellMore, and connect with us on LinkedIn at Alliance Data card services.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ approximately 20,000 associates at more than 100 locations worldwide.

Alliance Data's card services business is a provider of market-leading private label, co-brand, and business credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

Follow Alliance Data on Twitter, Facebook, LinkedIn, Instagram and YouTube.

Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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Media Contacts:

Alliance Data
Tiffany Louder – Investor Relations
214-494-3048
tiffany.louder@alliancedata.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com